Exhibit 3.1
                                     BY-LAWS

                                       OF

                              DEL WEBB CORPORATION

                               (the "Corporation")

                          (Effective November 1, 1994)


                                    ARTICLE 1

                                     OFFICES
                                     -------

                  Section 1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors or the officers may from time to time determine.


                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

                  Section 2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2.2 Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote members of the Board of Directors in the class whose term shall expire at such Annual Meeting, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                  Section 2.3 Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either the Chairman or the President and shall be called by either such officer at the
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request in writing of a majority of the Board of  Directors.  Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

                  Section 2.4 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given not less than ten nor more than sixty days before the date of the adjourned meeting to each stockholder entitled to vote at the meeting.

                  Section 2.5 Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

                  Section 2.6 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stock holder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

                  Section 2.7 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by
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Section 2.6 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders. Any good faith decision in regard to such matters by the officer of the Corporation who has charge of the stock ledger of the Corporation, which may be the Secretary, any Assistant Secretary or any other appropriate officer of the Corporation, shall be final.

                  Section 2.8 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders (a) by or at the direction of the Board of Directors (or any duly authorized commit tee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section
2.8 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.8.

                  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an Annual Meeting, not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
                  To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to
which  the  nomination(s)   are  to  be  made  by  such   stockholder,   (iv)  a
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representation  that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relat ing to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  Notwithstanding compliance with the foregoing provisions, the Board of Directors shall not be obligated to include information as to any stockholder nominee for director in any proxy statement or other communication sent to stockholders.

                  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.8. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                  Section 2.9 Business at Annual Meetings. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.9.

                  In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

                  To be in proper  written form, a  stockholder's  notice to the
Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief
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description of the business  desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of
record  by  such  stockholder,   (iv)  a  description  of  all  arrangements  or
understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

                  No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.9, provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


                                    ARTICLE 3

                                    DIRECTORS
                                    ---------

                  Section 3.1 Election of Directors. Directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

                  Section 3.2 Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                  Section  3.3   Meetings.   The  Board  of   Directors  of  the
Corporation may hold meetings both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman or the President or by a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, by telephone, facsimile or telegram on twenty-four hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
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                  Section 3.4 Quorum.  Except as may be  otherwise  specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 3.5 Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 3.6 Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.

                  Section 3.7 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unani mously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. A majority of the members of a committee, including any alternate members, shall constitute a quorum of such committee. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corpora tion. Each committee shall keep regular minutes and report to the Board of Directors when required.

                  Section 3.8 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like
                                       6
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compensation  for  attending  committee  meetings.  In  addition,  the  Board of
Directors may adopt one or more director compensation plans using securities of the Corporation.

                  Section 3.9 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director's vote is counted for such purpose if (i) the material facts as to such director's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the dis interested directors be less than a quorum; or (ii) the material facts as to such director's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                    ARTICLE 4

                                    OFFICERS
                                    --------

                  Section 4.1 General. The officers of the Corporation shall be chosen by the Board of Directors and may include a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation. The officers of the Corporation may sign and execute documents on behalf of the Corporation, whether requiring a seal or otherwise, when authorized by these By-Laws, the Board of Directors, the Chairman or President.

                  Section 4.2 Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.
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Any officer  elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by a committee thereof.

                  Section 4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman, President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                  Section 4.4 Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Direc tors. The Chairman shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Chairman by these By-Laws or by the Board of Directors. All officers of the Corporation shall be under the supervision of the Chairman, if there be one, and shall perform all such duties as shall be assigned by the Chairman.

                  Section 4.5 President. The President, if there shall be one, shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the President by these ByLaws, by the Board of Directors or by the Chairman.

                  Section 4.6 Vice Presidents. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and
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when  so  acting,  shall  have  all  the  powers  of and be  subject  to all the restrictions upon the President. Each Vice Presi dent shall perform such other duties and have such other powers as the Board of Directors, Chairman and/or the President from time to time may prescribe.

                  Section 4.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when requested or appropriate. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman or President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, if there is one, and the Secretary or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                  Section 4.8 Treasurer. The Treasurer shall supervise the maintenance of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or Chairman. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, Chairman or President for such disbursements, and shall render to the Chairman, President and the Board of Directors, at its regular meetings, or when the Board of Directors or Chairman so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such powers as the Board of Directors, Chairman and/or President from time to time may prescribe. If required by the Board of Directors or Chairman, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors or Chairman for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under such officer's control belonging to the Corporation.

                  Section 4.9 Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of such officer's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  Section 4.10 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of such officer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors or Chairman, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors or Chairman for the faithful performance of the duties of such officer's office and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such officer's possession or under such officer's control belonging to the Corporation.

                  Section 4.11 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, Chairman, or President. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.


                                    ARTICLE 5

                                      STOCK
                                      -----

                  Section 5.1 Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

                  Section 5.2 Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  Section 5.3 Lost Certificates. The Secretary may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Secretary may, in such officer's discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Secretary shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully consti tuted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                  Section 5.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 5.6 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                    ARTICLE 6

                                STOCK REPURCHASES
                                -----------------

                  Section   6.1  In  addition   to  any   affirmative   vote  of
stockholders   required  by  any  provision  of  law  or  the   Certificate   of
Incorporation of this Corporation or by these By-Laws, the Corporation shall not, directly or indirectly, purchase or agree to purchase any equity security of a class of securities which is registered pursuant to Section 12 of the Exchange Act issued by the Corporation from any Person or two or more Persons who act as a partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, for the purpose of acquiring, owning, or voting shares of the Corporation, who is the Beneficial Owner of more than five percent of the aggregate voting power of the Corporation for more than the Average Market Price of the shares, unless (i) the purchase or agreement to purchase is approved at a meeting of the stockholders by the affirmative vote of the holders of a majority of the aggregate voting power of all shares entitled to vote, except that no Interested Shares shall be entitled to vote on the question of such approval or (ii) the Corporation makes an offer of at least equal value per share to all holders of shares of the same class or series and to all holders of any class or series into which the securities may be converted.


                  For purposes of this By-Law, the following definitions apply:

                  6.1.1. "Average Market Price" shall mean the average closing sale price during the thirty trading days immediately preceding the purchase of the share in question, or if the Person or Persons have commenced a tender offer or have announced an intention to seek control of the Corporation, during the thirty trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, of a share on the composite tape for New York stock ex change listed shares or, if the shares are not quoted on the composite tape or not listed on the New York stock exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed or, if the shares are not listed on any such exchange, on the national association of securities dealers, inc. automated quotations national market system or, if the shares are not quoted on the national association of securities dealers, inc. automated quotations national market system, the average closing bid quotation, during the thirty trading days preceding the purchase of the shares in question of a share on the national association of securities dealers, inc. automated quotations system or any system then in use, or if the Person or Persons have commenced a tender offer or have announced an intention to seek control of the Corporation, during the thirty trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, except that if no quotation is available, the average market price is the fair market value on the date of purchase of the shares in question of a share as determined in good faith by the Board of Directors of the Corporation.

                  6.1.2. "Beneficial Owner" shall have the meaning ascribed to it in Rule 13d-3 and Rule 13d-5 of the General Rules and Regulations under the Exchange Act, as in effect on June 30, 1994.

                  6.1.3. "Interested Shares" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors that are beneficially owned by any Person or Persons that is the direct or indirect Beneficial Owner of more than five percent of the aggregate voting power of the Corporation.

                  6.1.4. "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization, or other entity,as well as any syndicate or group deemed to be a Person pursuant to Section 13(d)(3) of the Exchange Act, as in effect on June 30, 1994, other than the Corporation or any subsidiary of the Corporation.


                                    ARTICLE 7

                                     NOTICES
                                     -------

                  Section 7.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid or such notice may be given personally, by facsimile, overnight delivery, telegram, telex, or cable at such address. Such notice shall be deemed to be given at the earlier of receipt of such notice or at the time when the same shall be deposited in the United States mail or otherwise transmitted.

                  Section 7.2 Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE 8

                               GENERAL PROVISIONS
                               ------------------

                  Section 8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                  Section 8.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 8.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  Section 8.4 Corporate Seal. The Corporation may have a corporate seal, which shall have inscribed thereon the words "Corporate Seal". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. However, nothing in these By-Laws or in the Certificate of Incorporation of the Corporation shall be construed to require a corporate seal to be affixed to any document.


                                    ARTICLE 9

                                   AMENDMENTS
                                   ----------

                  Section 9.1 These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

                  Section 9.2 Entire Board of Directors. As used in this Article and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

         I hereby certify that the above and foregoing Bylaws are a true and correct copy of the Bylaws of Del Webb Corporation, adopted effective November 1, 1994.

                                                     /s/ Donald V. Mickus
                                                     ---------------------------
                                                     Donald V. Mickus, Secretary

                             SECRETARY'S CERTIFICATE
                             -----------------------


         I, Robertson C. Jones, do hereby certify that I am the duly elected, qualified and acting Assistant Secretary of Del Webb Corporation, an Delaware corporation, and as such Assistant Secretary have access to all the original records and books of said Corporation and that the following is a true and correct copy of a resolution adopted by the Executive Committee of the Board of Directors by unanimous written consent effective February 13, 1996, and that such resolution has not been modified or rescinded and remains in full force and effect:

                  WHEREAS,   the  Company  is  currently   an  "issuing   public
         corporation" within the meaning of Section 10-2701(11) of the Arizona Revised Statutes; and

                  WHEREAS, Section 10-2721(A)(5) of the Arizona Revised Statutes allows an issuing public corporation to elect not to be subject to Title 10, Chapter 23, Article 2 of the Arizona Revised Statutes, relating to "Control Share Acquisitions," if such election is contained in the corporation's bylaws and is made within forty-five days of the effective date of Section 10-2721 of the Arizona Revised Statutes;

                  NOW, THEREFORE, BE IT RESOLVED, Article 8, Section 8.5 of the Company's Bylaws is hereby added as follows:

                     SECTION 8. ELECTION NOT TO BE SUBJECT TO ARIZONA CONTROL SHARE ACQUISITION STATUTE. The Corporation elects not to be subject to Title 10, Chapter 23,
                     Article 2 of the Arizona Revised Statutes, relating to "Control Share Acquisitions.

         IN WITNESS WHEREOF, I have hereunto set my hand as the Assistant Secretary of the Corporation on the 20th day of February, 1996.

                                         /s/ Robertson C. Jones
                                         ---------------------------------------
                                         Robertson C. Jones, Assistant Secretary